Form N-SAR, Sub-Item 77q1(e)
Any new or amended investment advisory contracts


Nuveen California Dividend Advantage Municipal Fund 2
333-49242
811-10197


We hereby incorporate by reference a new Sub-
Advisory Agreement filed as Exhibit 99G.5 to
Conformed Submission Type N-2A, accession number 0001193125-11-081798, on March 30,
2011.